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EXHIBIT 99A.4
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COMBINED BALANCE SHEETS                 U S WEST COMMUNICATIONS GROUP
(UNAUDITED)
                                                     December 31,
In millions                                       1996          1995
--------------------------------------    ---------------------------
ASSETS
Current assets:
 Cash and cash equivalents                         $80          $172
 Accounts and notes receivable                   1,622         1,617
 Inventories and supplies                          144           193
 Deferred tax asset                                 97           259
 Prepaid and other                                  65            51
                                          ---------------------------
   Total current assets                          2,008         2,292
                                          ---------------------------

Gross property, plant and equipment             32,645        31,178
Accumulated depreciation                        18,639        17,649
                                          ---------------------------
Property, plant and equipment - net             14,006        13,529
Other assets                                       827           764
                                          ---------------------------
   Total assets                                $16,841       $16,585
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LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                                  $834        $1,065
 Accounts payable                                  989           851
 Dividends payable                                 257           254
 Other                                           1,387         1,437
                                          ---------------------------
   Total current liabilities                     3,467         3,607
                                          ---------------------------

Long-term debt                                   5,664         5,689
Postretirement and other postemployment
 benefit obligations                             2,387         2,351
Deferred taxes, credits and other                1,406         1,462

Communications Group equity                      3,917         3,476
                                          ---------------------------
   Total liabilities and equity                $16,841       $16,585
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